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                                                                    EXHIBIT 4.18

                                                                  EXECUTION COPY


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                        AMERICAN RESTAURANT GROUP, INC.

                                      AND

                             SUBSIDIARY GUARANTORS

                                      AND

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                    Trustee




                           _________________________




                              FOURTH SUPPLEMENTAL
                                   INDENTURE


                           Dated as of March 13, 1997





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                 FOURTH SUPPLEMENTAL INDENTURE dated as of March 13, 1997 among
American Restaurant Group, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors and U.S. Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") under the Indenture dated as of September 15, 1992, as amended by a First Supplemental Indenture dated as of December 9, 1993, a Second Supplemental Indenture dated as of August 28, 1996 and a Third Supplemental Indenture dated as of January 15, 1997 (the "Indenture").


                                    RECITALS

                 WHEREAS, pursuant to the Indenture, the Company issued $120,000,000 original aggregate principal amount of its Senior Secured Notes due September 15, 1998 (the "Securities");

                 WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may, with the consent of the holders of at least a majority in principal amount of the then outstanding Securities, amend the Indenture and the Securities in certain respects;

                 WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture to amend the Indenture and the Securities in certain respects; and

                 WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of and supplement to the Indenture and the Securities have been done.

                 NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee agree as follows:


                                  ARTICLE ONE

                 AMENDMENTS TO THE INDENTURE AND THE SECURITIES

                 SECTION 1.01.  Amendment and Restatement of Section 4.04.
Section 4.04 of the Indenture is hereby amended and restated in its entirety as follows:

                 "SECTION 4.04.  Maintenance of Consolidated EBITDA.

                                  (a)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any
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                 date set forth below plus (ii) the Aggregate EBITDA Adjustment
                 Amount as of such date to be less than the amount set forth opposite such date:

                       Date                                  Amount
                       ----                                -----------
                 June 30, 1997                             $35,000,000
                 September 29, 1997                         35,500,000
                 December 29, 1997                          36,000,000
                 March 30, 1998                             36,500,000
                 June 29, 1998                              37,000,000

                                  (b)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for the period of twelve consecutive calendar months ending May 31, 1997 plus (ii) the Aggregate EBITDA Adjustment Amount as of such date to be less than $34,000,000.

                                  (c)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for the period of two consecutive fiscal quarters ending September 23, 1996 plus (ii) 50% of the Aggregate EBITDA Adjustment Amount as of the last day of such period to be less than $14,000,000.

                                  (d)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for any period of two consecutive fiscal quarters ending on or after June 30, 1997 plus (ii) 50% of the Aggregate EBITDA Adjustment Amount as of the last day of such period to be less than $13,000,000."

                 SECTION 1.02. Amendment to Section 4.08. Section 4.08 of the Indenture is hereby amended by (a) adding the following sentence to the end of paragraph (a) thereof:

                 "In addition, no later than June 30, 1997, the Company shall deliver to the Trustee an Officers' Certificate setting forth in reasonable detail a calculation of the sum of (i) Consolidated EBITDA for the period of twelve consecutive calendar months ending on May 31, 1997 plus (ii) the Aggregate EBITDA Adjustment Amount as of such date."

and (b) adding a new paragraph (d) to the end thereof which shall read in its entirety as follows:

                 (d) The Company, upon request of any Holder, shall report in reasonable detail regarding the status of the Company's efforts to sell (the "Black Angus Transaction") all or substantially all of the assets constituting its Black Angus division (or the Capital Stock of Subsidiaries holding such assets), provided that the Company will not, pursuant to such reports, be required to provide non-public information with respect to the Black Angus Transaction except in the case of any such reports requested on or after July 1, 1997.


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                 SECTION 1.03.  Amendment to Section 4.25.  Section 4.25 of the
Indenture is hereby amended by changing the amount "$25,000,000" contained therein to the amount "$15,000,000".

                                  ARTICLE TWO

                                 MISCELLANEOUS

                 SECTION 2.01. Conditions Precedent; Reaffirmation of Subsidiary Guarantee. The effectiveness of this Fourth Supplemental Indenture is conditioned upon (a) the receipt by the Trustee of (i) counterparts hereof executed and delivered by the Company and each Subsidiary Guarantor and (ii) a satisfactory opinion of counsel stating that this Fourth Supplemental Indenture complies with the provisions of Section 9.02 of the Indenture and covering other customary corporate matters and (b) the payment by the Company of any invoiced amounts referred to in Section 2.10. By its execution and delivery of this Fourth Supplemental Indenture, each Subsidiary Guarantor reaffirms and restates its obligation set forth in Article 11 of the Indenture.

                 SECTION 2.02. Incorporation of Indenture. All the provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                 SECTION 2.03. Headings. The headings of the Articles and Sections of this Fourth Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                 SECTION 2.04. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 2.05. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                 SECTION 2.06. Successors. All covenants and agreements in this Fourth Supplemental Indenture by the Company and each Subsidiary Guarantor shall bind their respective successors. All covenants and agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successor.

                 SECTION 2.07. Separability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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                 SECTION 2.08.  Benefits of Fourth Supplemental Indenture.
Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

                 SECTION 2.09. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.

                 SECTION 2.10. Expenses. The Company agrees to pay the reasonable costs and expenses of the Trustee and the Holders, including the reasonable fees and disbursements (not to exceed $25,000) of one firm of counsel to certain of the Holders, in connection with the negotiation and execution of this Fourth Supplemental Indenture.

                 SECTION 2.11. Acknowledgement of Waiver, etc. The Company and the Trustee hereby acknowledge that, in connection with the Consent Solicitation Statement of the Company dated February 14, 1997, as supplemented by a letter from the Company dated February 25, 1997, relating to this Fourth Supplemental Indenture (the "February 1997 Consent Solicitation Statement"), the holders of a majority in principal amount of outstanding Securities have waived compliance with (a) any Default or Event of Default under Section 4.04 or 4.25 of the Indenture (as in effect prior to giving effect to this Fourth Supplemental Indenture), (b) the Consent Period requirement of Section 9.02 of the Indenture and (c) any restrictions contained in the Indenture on exchanging the existing global Securities for new global Securities reflecting the Proposed Modifications (including, to the extent applicable, the Principal Increase) (as each such term is defined in the February 1997 Consent Solicitation Statement). The Company hereby advises the Trustee that the aggregate stated face amount of Consenting Notes (as defined in the February 1997 Consent Solicitation Statement) is equal to $116,245,407. Accordingly, as provided in the February 1997 Consent Solicitation Statement, as of the date hereof, (i) the aggregate stated face amount of the Principal Increase shall equal $1,162,454 and (ii) after giving effect to the Principal Increase, (A) the aggregate stated face amount of the Securities shall equal $121,152,454 and
(B) the aggregate outstanding amount of the Securities shall equal $85,091,426. The Company hereby instructs the Trustee to take such actions as may be necessary to effectuate the transactions described in clause (c) of the first sentence of this Section 2.11.


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                 IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, all as of the day and year first above written.



                                        AMERICAN RESTAURANT GROUP, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer

                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                                        By:  /s/  SANDEE PARKS
                                           ----------------------------------
                                           Name:  Sandee Parks
                                           Title: Vice President


                                        SUBSIDIARY GUARANTORS:

                                        ARG ENTERPRISES, INC.
                                        SPECTRUM FOODS, INC.
                                        SPOONS RESTAURANTS, INC.
                                        ARG PROPERTY MANAGEMENT CORPORATION
                                        GRANDY'S, INC.
                                        LOCAL FAVORITE, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer
                                           (for each of the above-listed
                                           Subsidiary Guarantors)